Silicon Storage Technology, Inc.

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Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

SST Announces $30 Million Share Repurchase Program

SUNNYVALE, Calif., Feb. 6, 2008 -- SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leader in flash memory technology, today announced that the company's Board of Directors has authorized management to repurchase up to $30 million of SST’s common stock  from time to time at any time commencing Feb. 11, 2008. Repurchases under the new program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. SST expects to use cash on hand to fund the repurchases. The program does not obligate SST to acquire shares at any particular price per share and may be suspended at any time at the company's discretion.

"We believe a repurchase program is an attractive use of our cash and underscores our belief in the long-term value of our stock," said Bing Yeh, president and CEO.  "We are confident that SST can both invest in the growth initiatives that are key to our future success and enhance the value of our company by repurchasing common stock at this time. Our balance sheet is strong and we will continue to actively manage our business to sustain high levels of performance for our company and our shareholders."

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets.  Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products.  The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH.  SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules.  Further information on SST can be found on the company's Web site at http://www.sst.com.

Forward-Looking Statements

Except for the historical information contained herein, this news release contains forward-looking statements regarding the timing and extent of any stock repurchases and investment of available funds.  Important factors that could cause actual results to differ materially include fluctuations in the overall stock market and the trading price of SST’s common stock.  This news release also contains forward-looking statements regarding memory and non-memory market conditions, SST’s future financial performance, the launch, design cycle and performance of new products, SST’s licensing business, SST’s ability to diversify its business, the transition of SST’s products to smaller geometrics, and SST’s ability to bring new products to market, all of which involve risks and uncertainties.  These risks may include timely development, acceptance and pricing of new products, the terms, conditions and revenue recognition issues associated with licensees’ royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST’s customers, as well as other risks detailed from time to time in the Company’ periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.  These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SST disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP.  Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com.  SST’s head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.
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